EXHIBIT 99.1

FOR FURTHER INFORMATION CONTACT:

Stericycle Investor Relations 847-607-2012

Stericycle, Inc. Reports Results

For the Fourth Quarter 2019, Provides 2020 Guidance

BANNOCKBURN, Ill., February 27, 2020 - Stericycle, Inc. (Nasdaq: SRCL) today reported results for the fourth quarter ended December 31, 2019 and provided guidance for the year ending December 31, 2020.

Revenues for the quarter were $799.9 million, a decrease of 6.2% from $852.7 million in the fourth quarter of last year. Excluding divestitures, foreign exchange and changes in sorted office paper (“SOP”) pricing, revenues increased 1.3%. Loss from operations in the quarter was $198.5 million, compared to loss from operations of $345.9 million in the fourth quarter of last year.  This includes non-cash impairment and divestiture charges of $251.8 million in 2019 and $392.0 million in 2018. Net loss was $219.3 million, or $2.41 diluted loss per share, compared with net loss of $318.4 million, or $3.51 diluted loss per share, in the fourth quarter of last year.  Adjusted EBITDA was $152.8 million, or 19.1% of revenues, compared with $180.5 million, or 21.2% of revenues in the fourth quarter of last year.  Adjusted diluted earnings per share was $0.72 compared to $1.03 in the 2018 comparable period.

KEY BUSINESS HIGHLIGHTS:

•

Stericycle continued to deliver progress on its portfolio rationalization and debt reduction efforts with the announcement on February 7, 2020 of an agreement to divest substantially all of its Domestic Environmental Solutions business and the divestiture of non-core operations in Chile during December 2019.

•

The Company also drove results from its quality of revenue initiatives as organic revenue growth was up 2.0% in Regulated Waste and Compliance Services (“RWCS”), the highest growth rate in three years.

•	Free Cash Flow for the quarter was $13.8 million, bringing the year-to-date total to $53.8 million.

“I am pleased with the progress we’ve shown since our new leadership team was put into place.  Our actions enabled us to hit the highest growth rate in our core regulated medical waste business in over three years and to generate free cash flow in the second half of the year,” said Cindy J. Miller, Chief Executive Officer.  “Our fourth quarter results demonstrate that we continue to move in the right direction to drive growth, improve profitability and deliver long-term shareholder value.”

FOURTH QUARTER FINANCIAL RESULTS

U.S. Generally Accepted Accounting Principles (GAAP) Results

•

Revenues for the quarter ended December 31, 2019, were $799.9 million, compared to $852.7 million in the fourth quarter of last year.  The decline was due to divestitures, which reduced revenues by $36.2 million, and macroeconomic factors of SOP pricing and foreign exchange rates, which reduced revenues by $19.3 million and $9.0 million, respectively.  Organic revenue growth for RWCS and Secure Information Destruction (“SID”) excluding SOP pricing was 2.0% and 1.8%, respectively.  Organic revenue growth was partially offset by declines in Manufacturing and Industrial (“M&I”) and Communication and Related Services (“CRS”).

•

Loss from operations in the quarter was $198.5 million, compared to loss from operations of $345.9 million in the fourth quarter of last year.  Excluding the year-over-year impact of non-cash impairment and divestiture charges, income from operations was $53.3 million, an increase of $7.2 million from 2018.  This improvement was the result of lower SG&A, primarily related to reduced consulting and professional fees for litigation, compliance and material weakness remediation of $36.1 million.  The improvement was partially offset by the SOP pricing impact of $19.3 million and higher costs related to hazardous waste operations of $9.8 million.

•

Net loss was $219.3 million, or $2.41 diluted loss per share, compared with $318.4 million, or $3.51 diluted loss per share, in the fourth quarter of last year. This reflects the previously highlighted significant charges and operational items, as well as a lower effective tax rate on a loss from operations compared to the fourth quarter of 2018.

•

Cash flow from operations for the full year was $248.0 million, compared to $165.7 million for 2018.  In 2018, cash flow from operations was reduced by the Small Quantity customer class action settlement payment of $295.0 million.  Excluding the settlement payment, cash flow from operations decreased $212.7 million, primarily due to lower operating performance in 2019, as previously highlighted, and payments in 2019 for certain litigation matters, 2018 incentive compensation and ERP-related prepaid software.

•	Cash paid for capital expenditures for the year was $194.2 million as compared to $130.8 million in 2018, primarily driven by investment in our ERP implementation.

Non-GAAP Results

•

Adjusted EBITDA was $152.8 million, compared to $180.5 million in the fourth quarter of last year.  The decrease was driven by SOP pricing of $19.3 million and higher costs related to hazardous waste operations of $9.8 million.

•

Adjusted diluted earnings per share was $0.72, compared to $1.03 in the fourth quarter of last year, primarily due to SOP pricing, higher operating costs, and a higher effective tax rate, partially offset by lower interest expense.

•	Free Cash Flow for the quarter was $13.8 million, bringing the year to date total to $53.8 million.

NON-GAAP FINANCIAL MEASURES

Non-GAAP financial measures are reconciled to the most comparable GAAP measures in the schedules attached hereto.

RECENT EVENTS

On February 7, 2020, Stericycle announced that it entered into a definitive agreement to sell its Domestic Environmental Solutions business to Harsco Corporation (NYSE: HSC) for $462.5 million in cash, subject to customary adjustments set forth in the agreement (the “Transaction”).  The Transaction includes Stericycle’s M&I Services and the retail portion of Hazardous Waste Services reported under RWCS, which together employ approximately 2,000 team members across 61 facilities.  Stericycle will continue to offer solutions for unused consumer pharmaceutical take-back services and provide hazardous waste services to healthcare customers.  Harsco will provide transportation and disposal services to Stericycle under a long-term service agreement to be entered into at the closing of the Transaction.  The Transaction is subject to customary post-closing covenants and indemnity obligations.  For more information, please see Stericycle’s Current Reports on Form 8-K, filed February 7, 2020.

In December, Stericycle completed the sale of its operations in Chile to an affiliate of Veolia for approximately $30.7 million.  The transaction is subject to customary post-closing covenants and indemnity obligations.

Today Stericycle filed a Form 8-K announcing an amendment to its now secured credit facility. Under the terms of the amendment, Stericycle’s maximum Debt-to-Adjusted Earnings Before Interest, Tax, Depreciation and Amortization (“Debt-to-Adjusted EBITDA”) leverage ratio has been increased to 5.0 with a step down to 4.5 in the first quarter of 2022.  The completion of the Domestic Environmental Solutions divestiture would trigger a step-down in the covenant leverage ratio to 4.75 at close and 4.25 in the first quarter of 2022.  The $200 million of cash addbacks to Debt-to-Adjusted EBITDA will continue through December 31, 2020, then reduce to $100 million through December 31, 2021, with no further addbacks thereafter.  The Company proactively pursued this additional financing flexibility to remove any potential distraction during its year of transformation.  As of December 31 2019, Stericycle was in compliance with its leverage ratio covenant.

FINANCIAL GUIDANCE

Stericycle today provided financial guidance for the full-year 2020, as summarized in the table below.  The Company’s guidance is based on currently known items and certain business assumptions including current foreign exchange rates and estimates for SOP pricing.  The Domestic Environmental Solutions business remains in the annual guidance.

Guidance for Full-Year 2020
(In millions on a Non-GAAP basis)
Revenues, organic (1)	$3,220 to $3,300
Free cash flow(2)	$150 to $200	(3)
(1)	We present organic Revenues which exclude future acquisitions, future divestitures, and the impact of changes in foreign exchange rates.
(2)

Free Cash Flow is calculated as Net cash flow from operating activities less Capital expenditures.  For guidance purposes, it is not possible to predict or provide without unreasonable effort a reconciliation reflecting the impact of future acquisitions, divestitures, certain litigation, settlements and regulatory compliance matters, uncertain U.S. cash tax matters, certain other items or other unanticipated events, which would be included in reported (U.S. GAAP) results and could be material.

(3)	Free Cash Flow guidance includes estimates for:
•

ERP implementation operating expenditures of $40 million to $60 million and consulting and professional fees for internal control remediation activities and portfolio rationalization of $20 million to $30 million that will be reported as Adjusted Non-GAAP items; and

•	Capital expenditures of $175 million to $195 million, which includes cash paid for ERP implementation capital expenditures of $45 million to $55 million.

CONFERENCE CALL INFORMATION

Stericycle is holding its fourth quarter earnings conference call on Thursday, February 27, 2020, at 8:00 a.m. central time.  Dial (888) 317-6003 in the U.S., (866) 605-3851 in Canada, or (412) 317-6061 if outside the U.S./Canada at least 10 minutes before the call begins. Upon dialing the number, you will be prompted to enter the Elite Entry number 7992292. Presentation materials will be posted prior to the conference call at http://investors.stericycle.com.  To listen to the webcast via the Internet or access an audio replay of the call, visit http://investors.stericycle.com.

ABOUT STERICYCLE

Stericycle, Inc., (Nasdaq: SRCL) is a U.S. based business-to-business services company and leading provider of compliance-based solutions that protect people and brands, promote health and safeguard the environment.  Stericycle serves more than one million customers in all 50 U.S. states and 18 countries worldwide with solutions for regulated waste management, secure information destruction, compliance, customer contact, and brand protection.  For more information about Stericycle, please visit www.stericycle.com.

SAFE HARBOR STATEMENT

This document may contain forward-looking statements.  When we use words such as "believes," "expects," "anticipates," "estimates" or similar expressions, we are making forward-looking statements.  Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of our management about future events and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements.  Factors that could cause such differences include, among others, SOP pricing volatility, foreign exchange rate volatility in the jurisdictions in which we operate, the volume and size of any recall events, changes in governmental regulation of the collection, transportation, treatment and disposal of regulated waste or the proper handling and protection of personal and confidential information, the level of government enforcement of regulations governing regulated waste collection and treatment or the proper handling and protection of personal and confidential information, decreases in the volume of regulated wastes or personal and confidential information collected from customers, the ability to implement our ERP system, charges related to portfolio rationalization or the failure of divestitures to achieve the desired results, failure to consummate transactions with respect to non-core businesses, including the risk that the Domestic Environmental Solutions transaction may not be completed in a timely manner or at all, the failure to satisfy the conditions to the consummation of such transaction, including the receipt of certain governmental and regulatory approvals, the effect of the announcement or pendency of the Domestic Environmental Solutions transaction on Stericycle’s business relationships, operating results and business generally and risks related to diverting management’s attention from Stericycle’s ongoing business operations, the obligations to service substantial indebtedness and comply with the covenants and restrictions contained in our credit agreements and notes, a downgrade in our credit rating resulting in an increase in interest expense, political, economic, inflationary and other risks related to our foreign operations, the outcome of pending or future litigation or investigations including with respect to the U.S. Foreign Corrupt Practices Act, changing market conditions in the healthcare industry, competition and demand for services in the regulated waste and secure information destruction industries, failure to maintain an effective system of internal control over financial reporting, delays or failures in implementing remediation efforts with respect to existing or future material weaknesses, disruptions in or attacks on information technology systems, as well as other factors described in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and subsequent Quarterly Reports on Forms 10-Q.  As a result, past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends.  We disclaim any obligation to update or revise any forward-looking or other statements contained herein other than in accordance with legal and regulatory obligations.

STERICYCLE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF LOSS
(In millions, except per share data)

	Three Months Ended December 31,			Year Ended December 31,
	2019	2018	% Change	2019	2018	% Change
Revenues	$799.9	$852.7	(6.2%)	$3,308.9	$3,485.9	(5.1%)
Cost of revenues	520.4	524.0	(0.7%)	2,134.4	2,109.9	1.2%
Gross profit	279.5	328.7	(15.0%)	1,174.5	1,376.0	(14.6%)
Selling, general and administrative expenses	245.7	316.1	(22.3%)	1,055.1	1,165.6	(9.5%)
Goodwill impairment	207.4	358.7	(42.2%)	228.3	358.7	(36.4%)
Divestiture losses, net of gains	24.9	(0.2)	nm	103.0	12.8	nm
Loss from operations	(198.5)	(345.9)	(42.6%)	(211.9)	(161.1)	31.5%
Interest expense, net	(27.2)	(28.7)	(5.2%)	(118.3)	(106.0)	11.6%
Loss on early extinguishment of debt	-	-	nm	(23.1)	-	nm
Other expense, net	(2.3)	(1.5)	53.3%	(9.5)	(8.3)	14.5%
Loss before income taxes	(228.0)	(376.1)	(39.4%)	(362.8)	(275.4)	31.7%
Income tax benefit	8.8	56.9	(84.5%)	16.8	29.8	(43.6%)
Net loss	(219.2)	(319.2)	(31.3%)	(346.0)	(245.6)	40.9%
Net (income) loss attributable to noncontrolling interests	(0.1)	0.8	nm	(0.8)	0.9	(188.9%)
Net loss attributable to Stericycle, Inc.	(219.3)	(318.4)	(31.1%)	(346.8)	(244.7)	41.7%
Mandatory convertible preferred stock dividend	-	-	nm	-	(25.5)	(100.0%)
Gain on repurchase of preferred stock	-	-	nm	-	16.9	(100.0%)
Net loss attributable to Stericycle, Inc. common shareholders	$(219.3)	$(318.4)	(31.1%)	$(346.8)	$(253.3)	36.9%
Loss per common share attributable to Stericycle, Inc. common shareholders:
Basic	$(2.41)	$(3.51)	(31.3%)	$(3.81)	$(2.91)	30.9%
Diluted	$(2.41)	$(3.51)	(31.3%)	$(3.81)	$(2.91)	30.9%
Weighted average number of common shares outstanding:
Basic	91.2	90.7		91.0	87.1
Diluted	91.2	90.7		91.0	87.1

nm - percentage change not meaningful

UNAUDITED STATISTICS - U.S. GAAP AND ADJUSTED MEASURES
(In millions, except per share data)

	Three Months Ended December 31,				Year Ended December 31,
	2019		2018		2019		2018
		% of Revenue		% of Revenue		% of Revenue		% of Revenue
Statistics - U.S. GAAP
Gross profit	$279.5	34.9%	$328.7	38.5%	$1,174.5	35.5%	$1,376.0	39.5%
Selling, general and administrative expenses	$245.7	30.7%	$316.1	37.1%	$1,055.1	31.9%	$1,165.6	33.4%
Goodwill impairment	$207.4	25.9%	$358.7	42.1%	$228.3	6.9%	$358.7	10.3%
Divestiture losses, net of gains	$24.9	3.1%	$(0.2)	(0)	$103.0	3.1%	$12.8	0.4%
Loss from operations	$(198.5)	(24.8%)	$(345.9)	(40.6%)	$(211.9)	(6.4%)	$(161.1)	(4.6%)
Net loss attributable to Stericycle, Inc. common shareholders	$(219.3)	(27.4%)	$(318.4)	(37.3%)	$(346.8)	(10.5%)	$(253.3)	(7.3%)
Diluted loss per share	$(2.41)		$(3.51)		$(3.81)		$(2.91)
Diluted shares outstanding	91.2		90.7		91.0		87.1
Effective tax rate	3.9%		15.1%		4.6%		10.8%
Statistics - Adjusted (1)
Adjusted gross profit	$285.2	35.7%	$346.6	40.6%	$1,189.9	36.0%	$1,401.7	40.2%
Adjusted selling, general and administrative expenses	$162.6	20.3%	$196.1	23.0%	$737.9	22.3%	$782.7	22.5%
Adjusted income from operations	$122.6	15.3%	$150.5	17.6%	$452.0	13.7%	$619.0	17.8%
Depreciation - cost of revenues	$25.0	3.1%	$25.3	3.0%	$102.8	3.1%	$100.3	2.9%
Depreciation - selling, general and administrative expenses	$5.2	0.7%	$4.7	0.6%	$23.0	0.7%	$25.3	0.7%
Depreciation - Business Transformation	$0.8	0.1%	$-	-	$1.8	0.1%	$-	-
Intangible amortization	$34.7	4.3%	$33.7	4.0%	$145.2	4.4%	$130.3	3.7%
EBITDA	$(133.6)	(16.7%)	$(282.2)	(33.1%)	$59.1	1.8%	$94.8	2.7%
Adjusted EBIT	$87.9	11.0%	$116.8	13.7%	$306.8	9.3%	$488.7	14.0%
Adjusted EBITDA	$152.8	19.1%	$180.5	21.2%	$577.8	17.5%	$744.6	21.4%
Adjusted net income attributable to common shareholders	$65.8	8.2%	$93.2	10.9%	$241.1	7.3%	$402.9	11.6%
Adjusted effective tax rate	29.1%		23.8%		26.9%		24.7%
Adjusted diluted earnings per share	$0.72		$1.03		$2.65		$4.45
Adjusted diluted shares outstanding (2018 using if-converted method)	91.3		90.7		91.1		90.6

(1)

Adjusted financial measures are Non-GAAP measures and exclude adjusting items as described and reconciled to comparable U.S. GAAP financial measures in the Reconciliation of U.S. GAAP to Non-GAAP Financial Measures contained in this Press Release.

STERICYCLE, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	December 31,	December 31,
	2019	2018
ASSETS
Current Assets:
Cash and cash equivalents	$34.7	$34.3
Accounts receivable, net	544.3	599.6
Prepaid expenses	60.7	50.0
Other current assets	66.9	63.4
Total Current Assets	706.6	747.3
Property, plant and equipment, net	798.5	743.5
Operating lease right-of-use assets	435.0	-
Goodwill	2,982.2	3,222.2
Intangible assets, net	1,422.4	1,637.7
Other assets	92.3	104.8
Total Assets	$6,437.0	$6,455.5

LIABILITIES AND EQUITY
Current Liabilities:
Current portion of long-term debt	$103.1	$104.3
Bank overdrafts	1.9	14.8
Accounts payable	220.1	225.8
Accrued liabilities	296.6	340.8
Operating lease liabilities	94.8	-
Other current liabilities	40.4	47.5
Total Current Liabilities	756.9	733.2

Long-term debt, net	2,559.3	2,663.9
Long-term operating lease liabilities	356.1	-
Deferred income taxes	295.1	307.3
Long-term taxes payable	70.7	83.3
Other liabilities	64.2	70.7
Total Liabilities	4,102.3	3,858.4

Commitments and contingencies

Equity:
Common stock	0.9	0.9
Additional paid-in capital	1,205.7	1,162.6
Retained earnings	1,442.4	1,789.2
Accumulated other comprehensive loss	(318.1)	(365.3)
Total Stericycle, Inc.’s Equity	2,330.9	2,587.4
Noncontrolling interests	3.8	9.7
Total Equity	2,334.7	2,597.1
Total Liabilities and Equity	$6,437.0	$6,455.5

STERICYCLE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Year Ended December 31,
	2019	2018
OPERATING ACTIVITIES:
Net loss	$(346.0)	$(245.6)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation	127.6	125.6
Intangible amortization	145.2	130.3
Loss on early extinguishment of debt and related charges	26.5	-
Stock-based compensation expense	17.1	24.1
Deferred income taxes	(33.9)	(34.1)
Goodwill impairment	228.3	358.7
Divestiture losses, net of gains	103.0	12.8
Asset impairments, gain/loss on disposal of property plant and equipment and other charges	28.1	47.4
Other, net	2.5	3.8
Changes in operating assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable	24.5	3.6
Prepaid expenses	(18.4)	(15.6)
Accounts payable	(4.6)	9.3
Accrued liabilities	(33.4)	(238.5)
Other assets and liabilities	(18.5)	(16.1)
Net cash from operating activities	248.0	165.7
INVESTING ACTIVITIES:
Capital expenditures	(194.2)	(130.8)
Payments for acquisitions, net of cash acquired	(0.2)	(44.7)
Proceeds from divestitures of businesses	86.6	25.2
Other, net	3.8	2.8
Net cash from investing activities	(104.0)	(147.5)
FINANCING ACTIVITIES:
Repayments of long-term debt and other obligations	(50.4)	(64.5)
(Repayments of) proceeds from foreign bank debt, net	(35.7)	(5.7)
Proceeds from Term Loan	365.0	-
Repayments of Term Loan	(95.3)	(47.5)
Proceeds from issuance of Senior Notes	600.0	-
Net proceeds from Senior Credit Facility	176.6	116.2
Repayments of private placement notes	(1,075.0)	-
Payments on early extinguishment of debt	(20.4)	-
(Repayments of) proceeds from bank overdrafts, net	(12.5)	8.7
Payments of capital lease obligations	(4.3)	(8.2)
Payments of deferred financing costs	(8.8)	(1.7)
Proceeds from issuance of common stock, net of shares withheld for tax	19.9	20.1
Payments for repurchase of mandatory convertible preferred stock	-	(17.2)
Dividends paid on mandatory convertible preferred stock	-	(25.5)
Payments to noncontrolling interest	(0.7)	(0.4)
Net cash from financing activities	(141.6)	(25.7)
Effect of exchange rate changes on cash and cash equivalents	(2.0)	(0.4)
Net change in cash and cash equivalents	0.4	(7.9)
Cash and cash equivalents at beginning of year	34.3	42.2
Cash and cash equivalents at end of year	$34.7	$34.3

SUPPLEMENTAL CASH FLOW INFORMATION:
Net issuances of obligations for acquisitions	$0.3	$30.1
Capital expenditures in accounts payable	$33.8	$30.8
Interest paid during the period, net of capitalized interest	$101.5	$93.7
Income taxes paid during the period, net of refunds	$6.9	$26.4
Free cash flow (1)	$53.8	$34.9
(1)	Free Cash Flow is calculated as Net cash flow from operating activities less Capital expenditures.

Table 1–A: REVENUES CHANGES BY SERVICE AND GEOGRAPHY (UNAUDITED) –

THREE MONTHS ENDED DECEMBER 31, 2019

	Three Months Ended December 31,
	In millions				Components of Change (%)
					Organic
	2019	2018	Change ($)	Change (%)	SOP Related	Other	Acquisitions	Divestitures	Foreign Exchange(1)
Revenues by Service
Regulated Waste and Compliance Services (2)	$473.7	$474.8	$(1.1)	(0.2%)	–	2.0%	–	(0.9%)	(1.3%)
Secure Information Destruction Services	217.9	233.5	(15.6)	(6.7%)	(8.3%)	1.8%	0.1%	–	(0.3%)
Communication and Related Services (3)	35.9	68.3	(32.4)	(47.4%)	–	(2.0%)	–	(45.6%)	0.2%
Manufacturing and Industrial Services	72.4	76.1	(3.7)	(4.9%)	–	(0.9%)	–	(1.0%)	(3.0%)
Total Revenues	$799.9	$852.7	$(52.8)	(6.2%)	(2.3%)	1.3%	–	(4.2%)	(1.1%)

Revenues by Geography
Domestic and Canada (3)	$660.8	$700.6	$(39.8)	(5.7%)	(2.3%)	0.3%	–	(3.7%)	(0.0%)
International (2)	139.1	152.1	(13.0)	(8.5%)	(2.2%)	6.0%	–	(6.5%)	(5.9%)
Total Revenues	$799.9	$852.7	$(52.8)	(6.2%)	(2.3%)	1.3%	–	(4.2%)	(1.1%)

See footnote descriptions below Table 1 – C.

Table 1–B: REVENUES CHANGES BY SERVICE AND GEOGRAPHY (UNAUDITED) –

YEAR ENDED DECEMBER 31, 2019

	Year Ended December 31,
	In millions				Components of Change (%)
					Organic
	2019	2018	Change ($)	Change (%)	SOP Related	Other	Acquisitions	Divestitures	Foreign Exchange(1)
Revenues by Service
Regulated Waste and Compliance Services (4)	$1,892.8	$1,932.6	$(39.8)	(2.1%)	–	0.7%	0.1%	(0.5%)	(2.4%)
Secure Information Destruction Services	901.9	911.0	(9.1)	(1.0%)	(4.6%)	3.6%	0.9%	–	(0.9%)
Communication and Related Services (5)	219.2	313.1	(93.9)	(30.0%)	–	(16.6%)	–	(13.0%)	(0.4%)
Manufacturing and Industrial Services	295.0	329.2	(34.2)	(10.4%)	–	(2.2%)	–	(4.1%)	(4.1%)
Total Revenues	$3,308.9	$3,485.9	$(177.0)	(5.1%)	(1.2%)	(0.4%)	0.3%	(1.8%)	(1.9%)

Revenues by Geography
Domestic and Canada (5)	$2,729.6	$2,830.8	$(101.2)	(3.6%)	(1.2%)	(1.4%)	0.3%	(1.1%)	(0.1%)
International (4)	579.3	655.1	(75.8)	(11.6%)	(1.0%)	4.1%	–	(4.9%)	(9.8%)
Total Revenues	$3,308.9	$3,485.9	$(177.0)	(5.1%)	(1.2%)	(0.4%)	0.3%	(1.8%)	(1.9%)

See footnote descriptions below Table 1 – C.

Table 1–C: DISAGGREGATED REVENUES CHANGE (UNAUDITED)

(In millions)
	Three Months Ended December 31, 2019	Year Ended December 31, 2019
Organic - SOP Related	$(19.3)	$(41.5)
Organic - Other	11.5	(13.1)
Total Organic	(7.8)	(54.6)
Acquisitions	0.2	9.5
Divestitures	(36.2)	(64.1)
Foreign exchange	(9.0)	(67.8)
Total Change	$(52.8)	$(177.0)
(1)

The comparisons at constant currency rates (foreign exchange) reflect comparative local currency balances at prior period’s foreign exchange rates.  Stericycle calculated these percentages by taking current period reported Revenues less the respective prior period reported Revenues, divided by the prior period reported Revenues, all at the respective prior period’s foreign exchange rates.  This measure provides information on the change in Revenues assuming that foreign currency exchange rates have not changed between the prior and the current period. Management believes the use of this measure aids in the understanding of changes in Revenues without the impact of foreign currency.
(2)

RWCS and M&I revenues for the fourth quarter of 2019 include $4.9 million and $0.7 million, respectively, associated with Chile and Mexico operations, which were divested in the fourth quarter of 2019.

(3)

CRS revenues for the fourth quarter of 2019 include $0.1 million telephone answering service (“TAS”) and retail pharmaceutical returns service revenues, which were divested in the fourth quarter of 2019.

(4)

RWCS and M&I revenues for the year end December 31, 2019 include $33.7 million and $5.3 million, respectively, associated with Chile and Mexico operations, which were divested in the fourth quarter of 2019.

(5)	CRS revenues for the year ended December 31, 2019 include $74.0 million TAS and retail pharmaceutical returns service revenues, which were divested in the fourth quarter of 2019.

RECONCILIATION OF U.S. GAAP TO NON-GAAP FINANCIAL MEASURES (UNAUDITED)

Table 2-A: THREE MONTHS ENDED DECEMBER 31, 2019 AND 2018

(In millions, except per share data)
	Three Months Ended December 31, 2019
	Gross Profit	Selling, General and Administrative Expenses	(Loss) Income from Operations (b)	Net (Loss) Income Attributable to Common Shareholders (c)	Diluted (Loss) Earnings Per Share
U.S. GAAP Financial Measures	$279.5	$245.7	$(198.5)	$(219.3)	$(2.41)
Adjustments:
Business Transformation (1)	0.3	(15.8)	16.1	12.1	0.13
Intangible Amortization (2)	-	(34.7)	34.7	26.7	0.29
Acquisition and Integration (3)	-	-	-	-	-
Operational Optimization (4)	1.8	(1.6)	3.4	2.6	0.03
Divestitures (including Divestiture Losses, net of Gains) (5)	-	(2.4)	27.3	14.1	0.16
Litigation, Settlements and Regulatory Compliance (6)	-	(6.9)	6.9	5.3	0.06
Asset Impairments (7)	3.6	(14.8)	18.4	18.4	0.21
Goodwill Impairment (8)	-	-	207.4	200.5	2.20
Other (9)	-	(6.9)	6.9	5.4	0.05
Capital Allocation (10)	-	-	-	-	-
U.S. Tax Reform (11)	-	-	-	-	-
Total Adjustments	5.7	(83.1)	321.1	285.1	3.13
Adjusted Financial Measures (a)	$285.2	$162.6	$122.6	$65.8	$0.72

(In millions, except per share data)
	Three Months Ended December 31, 2018
	Gross Profit	Selling, General and Administrative Expenses	(Loss) Income from Operations (b)	Net (Loss) Income Attributable to Common Shareholders (c)	Diluted (Loss) Earnings Per Share
U.S. GAAP Financial Measures	$328.7	$316.1	$(345.9)	$(318.4)	$(3.51)
Adjustments:
Business Transformation (1)	0.3	(17.4)	17.7	13.2	0.15
Intangible Amortization (2)	-	(33.7)	33.7	25.8	0.28
Acquisition and Integration (3)	-	(2.3)	2.3	1.8	0.02
Operational Optimization (4)	-	(9.9)	9.9	8.5	0.09
Divestitures (including Divestiture Losses, net of Gains) (5)	-	(1.6)	1.4	1.1	0.01
Litigation, Settlements and Regulatory Compliance (6)	-	(32.0)	32.0	29.0	0.33
Asset Impairments (7)	17.6	(8.9)	26.5	21.8	0.24
Goodwill Impairment (8)			358.7	292.7	3.23
Other (9)	-	(14.2)	14.2	9.3	0.10
Capital Allocation (10)	-	-	-	-	-
U.S. Tax Reform (11)	-	-	-	8.4	0.09
Total Adjustments	17.9	(120.0)	496.4	411.6	4.54
Adjusted Financial Measures (a)	$346.6	$196.1	$150.5	$93.2	$1.03

U.S. GAAP results for the three months ended December 31, 2019 and 2018 include:

(1) Business Transformation

2019: Cost of Revenues (“COR”) includes $0.3 million and Selling, General and Administrative expenses (“SG&A”) includes $15.8 million related to our Business Transformation initiatives. We recognized $1.3 million of expenses related to investments in costs savings and business capabilities; $14.5 million of expenses related to our ERP implementation, of which $7.1 million of consulting and professional fees, $3.3 million related to software usage/maintenance fees, $2.1 million related to internal costs, and $2.0 million of other related costs; and $0.4 million of exit costs – employee termination.

2018: COR includes $0.3 million and SG&A includes $17.4 million related to our Business Transformation initiatives.  We recognized $4.6 million of expenses related to investments in costs savings and business capabilities, of which $2.2 million related to consulting and professional fees, $2.1 million of internal costs, and $0.3 million of other related costs; $9.7 million of expenses related to our ERP implementation, of which $3.0 million of consulting and professional fees, $3.7 million related to software usage/maintenance fees, $2.9 million related to internal costs, and $0.1 million of other related costs; $1.6 million related to exit costs – employee termination; and a $1.8 million non-cash impairment related to software.

(2) Intangible Amortization

2019 and 2018: SG&A includes $34.7 million and $33.7 million, respectively, of intangible amortization expense from acquisitions.

(3) Acquisition and Integration

2019: There has been no integration activity as we have completed integration of all prior acquisitions.  We did not complete any acquisitions during the quarter.

2018: SG&A includes $2.0 million of acquisition expenses and $0.3 million of integration expenses, mostly related to acquisitions completed in the U.S.  During the fourth quarter of 2018, we completed 2 acquisitions.

(4) Operational Optimization

2019: COR includes $1.4 million of charges in our International RWCS reportable segment, of which $0.8 million related to non-cash impairment charges for long-lived assets and $0.6 million of closure and exit costs - other, and $0.4 million related to exit costs – employee termination in All other. SG&A includes $0.4 million related to exit costs - employee termination in our North America RWCS reportable segment, $0.1 million of charges in our International RWCS reportable segment related to other charges, and $0.7 million of exit costs - employee termination and $0.4 million of non-cash charges related to trade names in All other.

2018: SG&A includes $0.6 million of charges in our North America RWCS reportable segment, of which $0.3 million related to charges to improve operational efficiency such as optimizing overall logistics and sales functions primarily for Secure Information Destruction locations and $0.3 million of closure and exit costs – other, $0.4 million in All Other related to the consolidation of call centers in Communication and Related Services, and $9.0 million of charges in our International RWCS reportable segment, primarily in Latin America and Asia Pacific, of which $4.8 million related to non-cash impairment charges for long-lived assets, customer relationships, and operating permits, $2.2 million related to closure, contract exit and other clean-up costs and $2.0 million of other related expenses.

(5) Divestitures (including Divestitures Losses, net of Gains)

2019: We recorded $24.9 million of non-cash divestiture losses related to the disposal of our operations in Chile and completion of the three divestitures announced in the third quarter.  $19.0 million, including $16.8 million related to the balance of cumulative currency translation adjustment losses as of the disposal date, related to Chile, $3.0 million, realized upon the closure of the disposal of our operations, related to Mexico, partially offset by a $0.3 million reduction in the provision against a loan receivable from a prior divestiture in the U.K, all within the International RWCS reportable segment and $3.2 million, realized upon the closure of the disposals, related to the CRS TAS and retail pharmaceutical returns businesses, which was primarily included in All Other.  SG&A includes $2.4 million for consulting and professional fees associated with Portfolio Rationalization efforts, mostly in the U.S.

2018: SG&A includes $1.4 million of consulting and professional fees associated with our Portfolio Rationalization efforts, mostly in the U.S.

(6) Litigation, Settlements, and Regulatory Compliance

2019 and 2018: SG&A includes $6.9 million and $32.0 million, respectively, of legal, settlements and regulatory compliance expenses, and consulting and professional fees related to certain litigation matters.  2018 includes the provision, net of insurance recoveries, for the securities class action settlement announced on December 19, 2018.

(7) Asset Impairments

2019: COR incudes $3.6 million related to non-cash impairment charges long-lived assets in Brazil as a result of continuing profitability challenges in that market.  SG&A includes $14.7 million related to non-cash impairment charges for customer relationships, permits, and trade names in Brazil as a result of continuing profitability challenges in that market.

2018: COR includes $17.6 million related to non-cash impairment charges related to software in the U.S. SG&A includes $8.9 million of non-cash impairment charges related to customer relationships and operating permits held in Mexico as a result of actual and forecasted business declines.

(8) Goodwill Impairment

2019: We recorded non-cash goodwill impairment charges of $207.4 million. of which $126.6 million related to Canada and $80.8 million related to our Domestic Environmental Solutions reporting units, respectively.

2018: We recorded non-cash goodwill impairment charges of $358.7 million, of which $286.3 million related to Domestic CRS and $72.4 million related to Latin America reporting units, respectively.

(9) Other

2019: SG&A includes $6.9 million of consulting and professional fees related to internal control remediation activities as well as the implementation of new accounting standards.  Other expense, net includes a foreign exchange loss of $0.1 million related to the re-measurement of net monetary assets held in Argentina as a result of its designation as a highly inflationary economy.

2018: SG&A includes $14.2 million of consulting and professional fees related to internal control remediation activities as well as the implementation of new accounting standards.  Other expense, net includes a foreign exchange gain of $1.2 million related to the re-measurement of net monetary assets held in Argentina a result of its designation as a highly inflationary economy.

(10) Capital Allocation

As a result of the conversion in September 2018, the preferred stock had no impact on Adjusted Diluted EPS or the diluted shares outstanding for the fourth quarters of 2019 and 2018.

(11) Tax Reform

2018:  Income tax benefit includes an $8.4 million charge from measurement period adjustments related to the U.S. Tax Cuts and Job Act of 2017 (“Tax Act”).

(a) The Non-GAAP financial measures contained in this press release are reconciled to the most comparable measures calculated in accordance with U.S. GAAP in the schedules attached to this release.  Management believes the Non-GAAP financial measures are useful measures of Stericycle’s performance because they provide additional information about Stericycle’s operations and exclude certain adjusting items, allowing better evaluation of underlying business performance and better period-to-period comparability.  Additionally, the Company uses such Non-GAAP financial measures in evaluating business unit and management performance.  All Non-GAAP financial measures are intended to supplement the applicable U.S. GAAP measures and should not be considered in isolation from, or a replacement for, financial measures prepared in accordance with U.S. GAAP and may not be comparable to, or calculated in the same manner as Non-GAAP financial measures published by other companies.

(b) (Loss) Income from Operations and Adjusted Income from Operations provide the basis for other financial measures.

(c) Under the Net (Loss) Income Attributable to Common Shareholders column, adjustments are shown net of tax in aggregate of $35.9 million and $90.3 million for the three months ended December 31, 2019 and 2018, respectively, based on applying the statutory tax rate for the jurisdictions in which the adjustment occurred or, by adjusting the tax effect to consider the impact of applying an annual effective tax rate on an interim basis.

The following table presents a reconciliation of Loss from Operations to Adjusted Earnings Before Interest and Tax (“Adjusted EBIT”) and Adjusted Earnings Before Interest, Tax, Depreciation and Amortization (“Adjusted EBITDA”):

(In millions)
	Three Months Ended December 31,
	2019	2018
Loss from operations (1)	$(198.5)	$(345.9)

Adjustments:
Business Transformation	16.1	17.7
Acquisition and Integration	-	2.3
Operational Optimization	3.4	9.9
Divestitures (including Divestiture Losses, net of Gains)	27.3	1.4
Litigation, Settlements and Regulatory Compliance	6.9	32.0
Asset Impairments	18.4	26.5
Goodwill Impairment	207.4	358.7
Other	6.9	14.2
Total Adjustments	286.4	462.7
Adjusted EBIT	87.9	116.8
Depreciation (2)	30.2	30.0
Intangible Amortization	34.7	33.7
Adjusted EBITDA	$152.8	$180.5

Adjustments:
Non-cash related	$251.8	$392.0
Cash related	34.6	70.7
Total	$286.4	$462.7
(1)

For the three months ended December 31, 2019 and 2018, Loss from operations was $198.5 million and $345.9 million, respectively, on a U.S. GAAP basis, and Income from operations was $53.3 million and $46.1 million, excluding non-cash related adjustments of $251.8 million and $392.0 million, respectively.

(2)	Three months ended December 31, 2019, excludes depreciation charges of $0.8 million that are included in Business Transformation.

Non-cash related adjustments include the following:

(In millions)
	Three Months Ended December 31, 2019
	Impairments of Property Plant and Equipment	Impairments of Intangibles	Goodwill Impairment	Divestiture Losses, Net of Gains	Total
Adjustments:
Business Transformation	$-	$-	$-	$-	$-
Operational Optimization	0.8	0.4	-	-	1.2
Divestiture Losses, net of Gains	-	-	-	24.9	24.9
Asset Impairments	3.6	14.7	-	-	18.3
Goodwill Impairment	-	-	207.4	-	207.4
Total Non-Cash Charges	$4.4	$15.1	$207.4	$24.9	$251.8

(In millions)
	Three Months Ended December 31, 2018
	Impairments of Property Plant and Equipment	Impairments of Intangibles	Goodwill Impairment	Divestiture Losses, Net of Gains	Total
Adjustments:
Business Transformation	$2.0	$-	$-	$-	$2.0
Operational Optimization	3.4	1.4	-	-	4.8
Divestiture Losses, net of Gains	-	-	-	-	-
Asset Impairments	17.6	8.9	-	-	26.5
Goodwill Impairment	-	-	358.7	-	358.7
Total Non-Cash Charges	$23.0	$10.3	$358.7	$-	$392.0

Table 2-B: YEAR ENDED DECEMBER 31, 2019 AND 2018

(In millions, except per share data)
	Year Ended December 31, 2019
	Gross Profit	Selling, General and Administrative Expenses	(Loss) Income from Operations (b)	Net (Loss) Income Attributable to Common Shareholders (c)	Diluted (Loss) Earnings Per Share (d)
U.S. GAAP Financial Measures	$1,174.5	$1,055.1	$(211.9)	$(346.8)	$(3.81)
Adjustments:
Business Transformation (1)	0.4	(67.3)	67.7	51.1	0.56
Intangible Amortization (2)	-	(145.2)	145.2	112.0	1.23
Acquisition and Integration (3)	-	(3.5)	3.5	3.1	0.03
Operational Optimization (4)	9.8	(4.7)	14.5	11.9	0.13
Divestitures (including Divestiture Losses, net of Gains) (5)	-	(11.7)	114.7	90.0	0.99
Litigation, Settlements and Regulatory Compliance (6)	-	(28.2)	28.2	23.7	0.26
Asset Impairments (7)	5.2	(16.9)	22.1	21.5	0.24
Goodwill Impairment (8)	-	-	228.3	221.4	2.43
Other (9)	-	(39.7)	39.7	33.4	0.37
Capital Allocation (10)	-	-	-	19.8	0.22
U.S. Tax Reform (11)	-	-	-	-	-
Total Adjustments	15.4	(317.2)	663.9	587.9	6.46
Adjusted Financial Measures (a)	$1,189.9	$737.9	$452.0	$241.1	$2.65

(In millions, except per share data)
	Year Ended December 31, 2018
	Gross Profit	Selling, General and Administrative Expenses	(Loss) Income from Operations (b)	Net (Loss) Income Attributable to Common Shareholders (c)	Diluted (Loss) Earnings Per Share (d)
U.S. GAAP Financial Measures	$1,376.0	$1,165.6	$(161.1)	$(253.3)	$(2.91)
Adjustments:
Business Transformation (1)	8.1	(74.5)	82.6	61.2	0.71
Intangible Amortization (2)	-	(130.3)	130.3	97.7	1.12
Acquisition and Integration (3)	-	(9.8)	9.8	7.8	0.09
Operational Optimization (4)	-	(29.4)	29.4	22.9	0.26
Divestitures (including Divestiture Losses, net of Gains) (5)	-	(7.7)	20.5	16.0	0.18
Litigation, Settlements and Regulatory Compliance (6)	-	(93.2)	93.2	74.2	0.85
Asset Impairments (7)	17.6	(8.9)	26.5	21.8	0.26
Goodwill Impairment (8)	-	-	358.7	292.7	3.36
Other (9)	-	(29.1)	29.1	25.6	0.29
Capital Allocation (10)	-	-	-	27.5	0.14
U.S. Tax Reform (11)	-	-	-	8.8	0.10
Total Adjustments	25.7	(382.9)	780.1	656.2	7.36
Adjusted Financial Measures (a)	$1,401.7	$782.7	$619.0	$402.9	$4.45

U.S. GAAP results for the year ended December 31, 2019 and 2018 include:

(1) Business Transformation

2019: COR includes $0.4 million and SG&A includes $67.3 million related to our Business Transformation initiatives. We recognized $6.1 million of expenses related to investments in costs savings and business capability, of which $0.4 million of consulting and professional fees, $2.4 million of internal costs, and $3.3 million of other related expenses; $56.1 million related to our ERP implementation, of which $27.2 million of consulting and professional fees, $15.3 million related to software usage/maintenance fees, $9.3 million related to internal costs, and $4.3 million of other related costs; and $5.5 million of exit costs – employee termination.

2018: COR includes $8.1 million and SG&A $74.5 million related to our Business Transformation initiatives.  We recognized $32.9 million of expenses related to investments in costs savings and business capability, of which $27.1 million of consulting and professional fees, $4.4 million of internal costs, and $1.4 million of other related expenses; $32.7 million related to our ERP implementation, of which $16.0 million of consulting and professional fees, $8.7 million of internal costs, $7.4 million of software usage/maintenance fees, and $0.6 million of other related expenses; $9.1 million related to a non-cash impairment of software; $4.2 million related to consulting and professional fees; and $3.7 million of exit costs – employee termination.

(2) Intangible Amortization

2019 and 2018: SG&A includes $145.2 million and $130.3 million, respectively, of intangible amortization expense from acquisitions.

(3) Acquisition and Integration

2019: SG&A includes $3.5 million of acquisition expenses.  During 2019, we completed 1 acquisition.

2018: SG&A includes $7.4 million of acquisition expenses, $2.2 million of integration expenses mostly related to acquisitions completed in the U.S., and a $0.2 million unfavorable change in fair value of contingent consideration.  During 2018, we completed 21 acquisitions.

(4) Operational Optimization

2019: COR includes a $2.0 million non-cash impairment charge related to long-lived assets in our North America RWCS reportable segment; $7.4 million of charges in the International RWCS reportable segment, of which $3.6 million are non-cash charges related to impairment of long-lived assets, $1.1 million related to closure and exit costs – other, $0.2 million related to exit costs - employee termination incurred in Europe and Latin America, and $2.5 million of other expenses related to additional charges incurred as a result of diverting waste processing during conversion of one of our plants in Asia Pacific (”APAC”); and $0.4 million related to exit costs - employee termination in All other. SG&A includes $0.4 million of charges in our North America RWCS reportable segment related to exit costs - employee termination; $3.3 million of charges in the International RWCS reportable segment, of which $0.7 million related to exit costs - employee termination, $1.3 million non-cash charge related to impairment of permits and other long-lived assets, and $1.3 million of charges related to site clean-up costs in Latin America and Europe; and $1.0 million of charges in All

Other, of which $0.6 million of exit costs - employee termination and $0.4 million of non-cash impairment charges related to trade names.

2018: SG&A includes $5.2 million of charges in the North America RWCS reportable segment, of which $1.0 million related to  non-cash impairment charges for long-lived assets, $3.6 million related to improving operational efficiency such as optimizing overall logistics and sales functions primarily for SID locations, and $0.6 million related to closure/consolidation of facilities in Canada; $19.4 million in the International RWCS reportable segment, of which $11.3 million related to non-cash impairment charges related to long-lived assets, customer relationships, operating permits and rationalization of a tradename, $5.9 million related to closure and exit costs, $0.2 million related to exit costs - employee termination, and $2.0 million to other expenses; and $4.8 million of charges in All Other, of which $1.1 million related to exit costs - employee termination and $3.7 million related to closure/consolidation of call centers in Domestic CRS.

(5) Divestitures (including Divestitures Losses, net of Gains)

2019: We recorded $103.0 million of non-cash divestiture losses, net of gains, during the year related to our Portfolio Rationalization efforts.  $45.5 million related to the CRS TAS and retail pharmaceutical returns businesses, which was primarily included in All Other; $43.2 million, including $18.9 million related to the balance of cumulative currency translation adjustment losses as of the disposal date, related to Mexico, $19.0 million, including $16.8 million related to the balance of cumulative currency translation adjustment losses as of the disposal date, related to Chile, and a charge of $0.7 million related to a working capital adjustment related to the U.K. hazardous waste business, partially offset by a $5.1 million gain related to the TextAnywhere divestiture and a $0.3 million reduction in the provision against a loan receivable from a prior divestiture in the U.K. were included in the International RWCS reportable segment.  SG&A includes $11.7 million of consulting and professional fees associated with Portfolio Rationalization efforts, mostly in the U.S.

2018: We recorded $12.8 million of non-cash divestiture losses of which $6.9 million related to the U.S. clean room and $5.9 million related to the U.K. hazardous waste business.  SG&A includes $7.7 million of consulting and professional fees associated with our Portfolio Rationalization efforts, mostly in the U.S.

(6) Litigation, Settlements, and Regulatory Compliance

2019 and 2018: SG&A includes $28.2 million and $93.2 million, respectively, of legal, settlement and regulatory compliance expenses and consulting and professional fees related to certain litigation matters. 2018 includes the provision, net of insurance recoveries, for the securities class action settlement announced on December 19, 2018.

(7) Asset Impairments

2019: COR includes $5.2 million related to non-cash impairment charges, of which $3.6 million related to non-cash impairment charges long-lived assets in Brazil as a result of continuing profitability challenges in that market  and $1.6 million related to non-cash impairment charges for software as a result of rationalization of system, applications primarily related to All Other.  SG&A includes $16.9 million related to non-cash impairment charges, of which $16.4 million related to customer lists, permits, and trade names, primarily as a result of continuing profitability challenges in Brazil, in our International RWCS reportable segment and $0.5 million related to long-lived assets in our North America RWCS reportable segment.

2018: COR includes $17.6 million related to non-cash impairment charges related to software, primarily in All Other. SG&A includes $8.9 million non-cash impairment charges related to customer relationships and operating permits in Mexico.

(8) Goodwill Impairment

2019: We recorded non-cash goodwill impairment charges of $228.3 million, of which $126.6 million related to Canada, $80.8 million related to our Domestic Environmental Solutions, and $20.9 million related to our Latin America reporting units.

2018: We recorded non-cash goodwill impairment charges of $358.7 million, of which $286.3 million related to Domestic CRS and $72.4 million related to Latin America reporting units.

(9) Other

2019: SG&A includes $39.7 million of consulting and professional fees related to internal control remediation activities as well as the implementation of new accounting standards.  Other expense, net includes a foreign exchange loss of $3.3 million related to the re-measurement of net monetary assets held in Argentina as a result of its designation as a highly inflationary economy.

2018: SG&A includes $29.1 million of consulting and professional fees related to internal control remediation activities as well as the implementation of new accounting standards.  Other expense, net includes a foreign exchange loss of $3.8 million related to the re-measurement of net monetary assets held in Argentina as a result of its designation as a highly inflationary economy.

(10) Capital Allocation

2019: Includes pre-tax loss on early extinguishment of debt of $23.1 million, comprising a “make-whole” premium of $20.4 million, due under the terms of certain of the private placement notes, and $2.7 million related to unamortized debt issuance costs, associated with repayments of our private placement notes.  We also incurred $0.2 million of debt modification charges associated with the execution of the Fourth Amendment, which are recorded in Interest expense, net and charges of $3.4 million related to the write-off of the unamortized portion of premiums associated with interest rate locks executed in connection with the issuance of certain of the private placement notes, which are recorded in Interest expense, net.  The impact of these items, net of tax, was $19.8 million.

2018: Interest expense, net includes $2.7 million of pre-tax debt modification charges related to amending our credit agreements in connection with certain non-recurring matters.

2018 includes dividends on our Series A mandatory convertible preferred stock of $25.5 million.

For the purpose of calculating the ultimate EPS impact, for 2018, of our mandatory convertible preferred stock we showed the impact by excluding the mandatory convertible preferred stock dividend and using the “if-converted” method of share dilution.  This provides insight to how our diluted share count was affected by the potential conversion of the mandatory convertible preferred shares prior to their actual conversion in September 2018.

As a result of the conversion in September 2018, the preferred stock had no impact on Adjusted Diluted EPS or the diluted shares outstanding for 2019.

The impact of excluding the preferred stock dividend from Adjusted Diluted EPS was $0.29 and the increase in diluted shares outstanding under the “if-converted” method was 3.5 million for 2018.  The impact of all adjusting items under the “if-converted” method to our Adjusted Diluted EPS had a dilutive effect of $0.17 for 2018.

(11) Tax Reform

2018: Income tax benefit includes an $8.8 million charge from measurement period adjustments related to the U.S. Tax Cuts and Job Act of 2017 (“Tax Act”).

(a) The Non-GAAP financial measures contained in this press release are reconciled to the most comparable measures calculated in accordance with U.S. GAAP in the schedules attached to this release.  Management believes the Non-GAAP financial measures are useful measures of Stericycle’s performance because they provide additional information about Stericycle’s operations and exclude certain adjusting items, allowing better evaluation of underlying business performance and better period-to-period comparability.  Additionally, the Company uses such Non-GAAP financial measures in evaluating business unit and management performance.  All Non-GAAP financial measures are intended to supplement the applicable U.S. GAAP measures and should not be considered in isolation from, or a replacement for, financial measures prepared in accordance with U.S. GAAP and may not be comparable to, or calculated in the same manner as Non-GAAP financial measures published by other companies.

(b) (Loss) Income from Operations and Adjusted Income from Operations provide the basis for other financial measures.

(c) Under the Net (Loss) Income Attributable to Common Shareholders column, adjustments are shown net of tax in aggregate of $105.9 million and $164.7 million for 2019 and 2018, respectively, based on applying the statutory tax rate for the jurisdictions in which the adjustment occurred or, by adjusting the tax effect to consider the impact of applying an annual effective tax rate on an interim basis.

(d) EPS is calculated on a quarterly basis, and, as such, the amounts may not total the calculated full-year EPS.

The following table presents a reconciliation of Loss from Operations to Adjusted EBIT and Adjusted EBITDA:

(In millions)
	Year Ended December 31,
	2019	2018
Loss from operations (1)	$(211.9)	$(161.1)

Adjustments:
Business Transformation	67.7	82.6
Acquisition and Integration	3.5	9.8
Operational Optimization	14.5	29.4
Divestitures (including Divestiture Losses, net of Gains)	114.7	20.5
Litigation, Settlements and Regulatory Compliance	28.2	93.2
Asset Impairments	22.1	26.5
Goodwill Impairment	228.3	358.7
Other	39.7	29.1
Total Adjustments	518.7	649.8
Adjusted EBIT	306.8	488.7
Depreciation (2)	125.8	125.6
Intangible amortization	145.2	130.3
Adjusted EBITDA	$577.8	$744.6

Adjustments:
Non-cash related	$360.7	$420.1
Cash related	158.0	229.7
Total	$518.7	$649.8
(1)

For the years ended December 31, 2019 and 2018, Loss from operations was $211.9 million and $161.1 million, respectively, on a U.S. GAAP basis, and income from operations was $148.8 million and $259.0 million, excluding non-cash related adjustments of $360.7 million and $420.1 million, respectively.

(2)	Year ended December 31, 2019, excludes depreciation charges of $1.8 million that are included in Business Transformation.

Non-cash related adjustments include the following:

(In millions)
	Year Ended December 31, 2019
	Impairments of Property Plant and Equipment	Impairments of Intangibles	Goodwill Impairment	Divestiture Losses, Net of Gains	Total
Adjustments:
Business Transformation	$-	$-	$-	$-	$-
Operational Optimization	6.0	1.3	-	-	7.3
Divestiture Losses, net of Gains	-	-	-	103.0	103.0
Asset Impairments	5.7	16.4			22.1
Goodwill Impairment	-	-	228.3	-	228.3
Total Non-Cash Charges	$11.7	$17.7	$228.3	$103.0	$360.7

(In millions)
	Year Ended December 31, 2018
	Impairments of Property Plant and Equipment	Impairments of Intangibles	Goodwill Impairment	Divestiture Losses, Net of Gains	Total
Adjustments:
Business Transformation	$9.4	$-	$-	$-	$9.4
Operational Optimization	5.7	6.6	-	-	12.3
Divestiture Losses, net of Gains	-	0.5	-	12.3	12.8
Litigation Settlements and Regulatory Compliance	0.4	-	-	-	0.4
Asset Impairments	17.6	8.9		-	26.5
Goodwill Impairment	-	-	358.7	-	358.7
Total Non-Cash Charges	$33.1	$16.0	$358.7	$12.3	$420.1